Consent of Independent Registered Pubilc Accounting Firm

Kearny Financial Corp.
Fairfield, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-130203 and 333-130204) of Kearny Financial Corp. (the "Company") of our reports dated September 13, 2013, relating to the consolidated financial statements, and the effectiveness of Kearny Financial Corp.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York
September 13, 2013